 Exhibit 10.1

Amendment No. 6

to

Tranche A Senior Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes

This Amendment No. 6 to Tranche A Senior Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes (this “Amendment”) is entered into effective as of February 29, 2012 (the “Effective Date”), by and among Genesis Biopharma, Inc., a Nevada corporation (the “Company”), and the parties set forth on the signature page hereto as the “Holders” (the “Holders”).

Background

A. The Company and the Holders are the parties to the (A) Tranche A Senior Unsecured Convertible Notes (the “Tranche A Notes”) and (B) Tranche B Senior Unsecured Convertible Notes (the “Tranche B Notes”), each as amended by Amendment No. 1 to Tranche A Senior Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes, dated as of November 30, 2011, Amendment No. 2 to Tranche A Senior Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes, dated as of December 19, 2011, Amendment No. 3 to Tranche A Senior Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes, dated as of January 5, 2012, Amendment No. 4 to Tranche A Senior Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes, dated as of January 13, 2012 and Amendment No. 4 to Tranche A Senior Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes, dated as of January 31, 2012.

B. The Holders own all of the currently outstanding Tranche A Notes and Tranche B Notes.

C. The Company and the Holders wish to further amend the Tranche A Notes and the Tranche B Notes as set forth in this Amendment.

Agreement

The Company and the Holders agree as follows:

1. The capitalized term “Maturity Date” as defined in Section 1 of each of the Tranche A Notes is hereby amended and hereafter shall be defined to be March 13, 2012.

2. The capitalized term “Maturity Date” as defined in Section 1 of each of the Tranche B Notes is hereby amended and hereafter shall be defined to be March 13, 2012.

3. Section 3(b)(ii) of each of the Tranche A Notes is hereby deleted in its entirety and replaced by the following:

““Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, $1.25, subject to adjustment as provided herein. Notwithstanding the foregoing, if at any time after the Issuance Date the Company consummates one or more equity financings (each, a “Qualified Offering”), or the Company issues securities to any consultants, officers, directors, employees or third parties (“Other Parties”), for a price per share that is below the fair market value of the Common Stock as measured by the Closing Sale Price on the date of each such issuance, the Conversion Price shall be adjusted to the lesser of (i) $1.25 and (ii) seventy-five percent (75%) of the purchase price per share of Common Stock payable by the investors in each such subsequent equity financing or by such Other Parties. In case any Option is issued in connection with the sale of Common Stock in a Qualified Offering, together comprising one integrated transaction, the value assigned to any such Option (the “Option Value”) shall be calculated using the Black-Scholes model using a “volatility” of 100 and a “risk free rate” of 2.3% and, for purposes of determining the Conversion Price, the purchase price per share of Common Stock shall equal the amount paid per share of Common Stock in the Qualified Offering minus the Option Value. For the avoidance of doubt, the Conversion Price shall be adjusted pursuant to this Section 3(b)(ii) for each Qualified Offering.”

4. Section 3(b)(ii) of each of the Tranche B Notes is hereby deleted in its entirety and replaced by the following:

““Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, $1.25, subject to adjustment as provided herein. Notwithstanding the foregoing, if at any time after the Issuance Date the Company consummates one ore more equity financings (each a “Qualified Offering”), or the Company issues securities to any consultants, officers, directors, employees or third parties (“Other Parties”), for a price per share that is below the fair market value of the Common Stock as measured by the Closing Sale Price on the date of each such issuance, the Conversion Price shall be adjusted to the lesser of (i) $1.25 and (ii) seventy-five percent (75%) of the purchase price per share of Common Stock payable by the investors in each such subsequent equity financing or by such Other Parties. In case any Option is issued in connection with the sale of Common Stock in a Qualified Offering, together comprising one integrated transaction, the value assigned to any such Option (the “Option Value”) shall be calculated using the Black-Scholes model using a “volatility” of 100 and a “risk free rate” of 2.3% and, for purposes of determining the Conversion Price, the purchase price per share of Common Stock shall equal the amount paid per share of Common Stock in the Qualified Offering minus the Option Value. For the avoidance of doubt, the Conversion Price shall be adjusted pursuant to this Section 3(b)(ii) for each Qualified Offering.”

5. Except as expressly set forth in the preceding Sections 1 through 4, each of the Tranche A Notes and the Tranche B Notes shall remain in full force and effect.

6. Each Holder represents and warrants to the Company that this Amendment has been duly authorized, executed and delivered by him, her or it and constitutes his, her or its legal, valid and binding obligation, enforceable against him, her or it in accordance with its terms.

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7. The Company represents and warrants to the Holders that this Amendment has been duly authorized, executed and delivered by the Company and constitutes the Company’s legal, valid and binding obligation, enforceable against the Company in accordance with its terms.

8. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

9. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES WHICH MIGHT CAUSE THE LAWS OF ANY OTHER JURISDICTION TO BE APPLIED.

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IN WITNESS WHEREOF, the Company and the Holders have duly executed this Amendment effective as of the Effective Date.

COMPANY:	HOLDER:

GENESIS BIOPHARMA, INC.	Ayer Capital Partners Master Fund, L.P.

By:	By:
Name:	Name:
Title:	Title:

HOLDER:	HOLDER:

Epworth-Ayer Capital	Bristol Investment Fund, Ltd.

By:	By:
Name:	Name:
Title:	Title:

HOLDER:

Ayer Capital Partners Kestrel Fund, LP

By:
Name:
Title:

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